Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2008 Equity Incentive Plan of AudioCodes Ltd. of our reports dated March 19, 2019, with respect to the consolidated financial statements of AudioCodes Ltd., and the effectiveness of internal control over financial reporting of AudioCodes Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ KOST, FORER, GABBAY & KASIERER
KOST, FORER, GABBAY & KASIERER
March 19, 2019	A member of Ernst & Young Global